EXHIBIT 10.4

                              CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made and entered into this 15th day of March, 2001, by and between Stockbroker Associates Corporation, a Delaware corporation (the "Consultant") whose principal place of business is 9903 Santa Monica Boulevard, Suite 399, Beverly Hills, California 90212 and Vertica Software, Inc., a Colorado corporation (the "Client") whose principal place of business is 5801 Christie Avenue, Suite 390 Emeryville, CA 94608.

                                    RECITALS

1. The Consultant is engaged in the business of providing various consulting and public relation services for and on behalf of clients whose equity securities are publicly traded. The Consultant's services on behalf of clients include interactions with broker/dealers, shareholders, and members of the general public. In accordance with and subject to rules, regulations and policies of the Securities and Exchange Commission, Consultant also provides services on behalf of clients over the Internet.

2. The Client is a company with a class of equity securities that are publicly traded on one or more markets or exchanges. The Client desires to retain the Consultant as an independent consultant for various consulting and public relation services, including interaction with broker/dealers, shareholders and members of the general public.

                                    AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                   I. CONSULTING AND PUBLIC RELATION SERVICES

The Client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The Consultant shall provide to the Client such services of an advisory and consultative nature so as to inform the brokerage community, the client's shareholders and the general public concerning financial public relation and promotional matters related to the Client and its business (the "Consulting Services"). The Consulting Services which Consultant shall provide to the Client are on a best efforts basis. Consultant makes no representation, warranty or guarantee that as a result of the Consulting Services the trading price of the Client's stock will increase, the volume of shares traded will increase or that Client will experience increased revenues.

Consultant will:

     a. Gather all publicly available information relating to Client and confer with officers and directors of the Client in an effort to consolidate the information obtained into appropriate form for dissemination to interested parties;

     b. In accordance with rules, regulations and policy of the Securities and Exchange Commission, make available to the general public, information concerning the Client through the Internet on a website developed and maintained by Consultant;

     c. Distribute information concerning the Client to registered representatives of broker/dealer, and other persons who the Consultant determines, in its sole discretion, are capable of effectively disseminating such information to the general public.

                    II. TIME, MANNER AND PLACE OF PERFORMANCE

The Consultant provides services similar to those provided for herein to other publicly traded companies. The Client agrees that the Consultant does not and shall not be required to devote its full time and efforts to the Client. The Consultant shall devote such time to the Client as is reasonable and necessary to provide the Consulting Services to the Client. Consultant shall be available for advice and counsel to the officers and directors of the Client at such reasonable and convenient times and places as may mutually be agreed upon.

                           III. TERM OF THE AGREEMENT

The term of this Agreement shall be three (3) months, commencing March 15, 2001 to June 15, 2001, subject however, to prior termination as provided in Section XII of this Agreement.

                                IV. COMPENSATION

In consideration of the Consulting Services to be provided to the Client by the Consultant, Client hereby agrees to compensate Consultant as follows:

     a. Upon execution of the Agreement, the Client shall pay the Consultant a fee in the amount of 100,000 restricted shares of the client's $0.0001 par value common stock (the "Shares");

     b. Client shall issue the Shares to Consultant or any person (s) designated by Consultant, providing such designation complies with all appropriate laws and regulations. THE SHARES TO BE ISSUED SHALL BE RESTRICTED SHARES. The Shares shall be deemed fully earned upon receipt by Consultant. The shares issued pursuant to this subparagraph shall be issued free and clear of any liens and encumbrances.

                                   V. EXPENSES

The Client shall reimburse the Consultant for all reasonable and necessary expenses and other disbursements, including but not limited to, travel, entertainment, mailing, printing and postage incurred by the Consultant on behalf of Client in connection with the performance of the Consulting Services pursuant to the Agreement, providing Consultant submits detailed invoices and supporting documentation. Expenses and disbursements in excess of $500.00 shall have the Client's prior approval.

                          VI. SALES OF SHARES RECEIVED

Shares received by the Consultant from the Client pursuant to Paragraph IV of this Agreement are compensation to the Consultant for:

     a. The initial time which Consultant must devote to the Client to familiarize itself with Client's business so as to provide the Consulting Services;

     b. Consulting Services to be provided during the course of this Agreement;

     c. The business which Consultant must decline from other potential clients in order to be able to provide Consulting Services called for under this Agreement to Client.

It is Consultant's intention to sell the Shares received during the term of this Agreement. The Client agrees that during the term of this Agreement, the Consultant may sell the Shares at such times and in such manner as may be determined in the sole discretion of the Consultant. Client understands that any sales of the Shares by Consultant may have the effect of decreasing the trading price of the Client's stock, particularly if Client's stock is thinly traded. The Consultant will use reasonable efforts to make such sales at such times and in such a manner so as to minimize any adverse effect to the Client from sales of the Shares. Under no circumstances will the Client place stop transfer instructions ("Stop Transfer Instructions") with its transfer agent with respect to the Shares. In the event Client places Stop Transfer Instructions with respect to the Shares, Consultant may deliver this Agreement to the transfer agent of Client, and notwithstanding the Stop Transfer Instructions, transfer agent may then transfer the Shares at the direction of the Consultant or Consultant's agent.

                                VII. WORK PRODUCT

Client acknowledges that in the course of performing under this Agreement, Consultant, will be contacting various persons about the Client. It is agreed that Consultant retains all intellectual property rights with respect to such contact list (the "Contact List") and all material specifically created or developed by Consultant in connection with the Consulting Services performed for the Client (the "Materials"). Consultant hereby grants Client the right to use the Materials (but not the Contact List) after their distribution solely for the purpose of promoting the Client to existing and prospective investors, but the Contact List and Material shall be and remain the physical and intellectual property of the Consultant and all proprietary rights thereto shall remain with Consultant.

                        VIII. DISCLOSURE OF INFORMATION

The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client's and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates ("Confidential Information"). The Consultant will not, during and after the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any Confidential Information to any person, except authorized representatives of the Consultant or its affiliates, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process. Any information which has been disclosed to the public by the Client or upon the authorization of the client shall not be considered Confidential Information.

                           IX. NATURE OF RELATIONSHIP

Nothing in this Agreement shall render any party a general partner of the other. Except as set forth in this Agreement neither party is nor shall be a general agent for the other and neither party is given authority to act on behalf of the other. The Consultant is retained by the Client in an independent capacity and, except as set forth in this Agreement, Consultant shall not enter into any agreement or incur any obligation on behalf of the Client.

                            X. CONFLICT OF INTEREST

This Agreement is non-exclusive. The Consultant shall be free to perform services for other companies and persons. Consultant will use its best efforts to avoid conflicts of interest. Client agrees that it shall not be a conflict of interest that Consultant devotes time and resources to companies and persons other than Client. In the event that Consultant believes a conflict of interest arises which may affect the performance of the Consulting Services for Client, Consultant shall promptly notify the Client of such conflict. Upon receiving such notice, the Client may terminate this Agreement pursuant to Section XIII. Failure to terminate this Agreement within 30 days of notification of any conflict of interest shall constitute the Client's ongoing consent to the Consultant's continued activities, which would be in conflict with client.

               XI. INDEMNIFICATION FOR SECURITIES LAWS VIOLATIONS

     a. The Client agrees to indemnify and hold harmless the Consultant and each officer, director and controlling person of the Consultant against any losses,
                                       -4-
     claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, because of actions of the Client or its agent, Client's material publicly available to the Consultant, or materials provided to Consultant by Client for use by Consultant in its performance under this Agreement.

     b. The Consultant agrees to indemnify and hold the Client and each officer, director and controlling person of the Client against any loses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Client or such officer, director or controlling person may become subject under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, due to the actions or negligence of the Consultant or its agent (s).


                                XII. TERMINATION

Notwithstanding Section III of this Agreement, this Agreement may be terminated:

     a. By the Client upon 10 days prior written notice to Consultant. Any compensation by Consultant, including the Shares received, shall be deemed fully earned up to the date of termination;

     b. By Consultant upon 10 days prior written notice to the Client in the event;

          (i) Client requests Consultant to perform acts or services in violation of any law, rule, regulation, policy or order of any federal or state regulatory agency,

          (ii) Client provides information to the Consultant for public distribution, which contains material representations or material omissions,

          (iii) Clients distributes to the public information containing material misrepresentations or omissions, or

          (iv) Client is engaging in conduct in violation of any law, including rules, regulations, orders and policies of any federal or state regulatory agency.

In the event of termination by the Consultant pursuant to the provisions of this subparagraph, all compensation received by Consultant from Client will be deemed fully earned.

                          XIII. ACCURACY OF INFORMATION

In the distribution and dissemination of information about the Client by the Consultant, the Consultant is relying upon the accuracy of information provided to it by the Client. The Client shall use its best efforts to ensure that all information provided by Client to Consultant, and all information which Client makes otherwise available to the general public, is full, complete and accurate and contains no material misrepresentations or omissions.

                                  XIV. NOTICES

Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered via FAX, to the FAX number set forth below, or if sent by registered or certified mail, return receipt requested, to the address set forth below.

a.    If to Consultant:
       Stockbroker Associates, Inc.
       9903 Santa Monica Blvd Ste 399
       Beverly Hills, CA 90212
       Fax:  (714) 596-0948

b.    If to Client:
       Vertica Software, Inc.
       5801 Christie Avenue, Suite 390
       Emeryville, CA 94608
       Fax: (510) 595 - 3398

                                 XV. ASSIGNMENT

Neither party to this Agreement may assign its rights or obligations hereunder without the prior written consent of the other party to this Agreement.

                               XVI. APPLICABLE LAW

This Agreement shall be interpreted and construed in accordance with and pursuant to the laws of the State of California.

                                XVII. ARBITRATION

Any controversy or claim arising out of or related to this Agreement, or the breach thereof, shall be settled by arbitration administrated by the American Arbitration Association under its Commercial Arbitration Rules, with the arbitration proceeding and any hearing thereon being held in San Francisco, California, and judgment on the award rendered by the arbitrator(s) being entered in any court having jurisdiction thereof.

                               XVIII. SEVERABILITY

The provisions contained herein are severable and in the event any of them shall be held invalid, the Agreement shall be interpreted as if such invalid provisions were not contained herein.

                              XIX. ENTIRE AGREEMENT

This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations of the parties. This Agreement may not be modified, except in writing and signed by all parties hereto.

                                XX. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall constitute and be deemed an original, but both of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement the day and year first above written.


         CONSULTANT

         Stockbroker Associates Corporation

         By:
              --------------------------------
              Francis A. Rago, President

         CLIENT

         Vertica Software, Inc.

         By:
              --------------------------------
              Hans Nehme, CEO.